EXHIBIT 99.1
                                                                    ------------


NAME AND ADDRESS OF REPORTING PERSON:           PRUDENTIAL FINANCIAL, INC.
                                                751 BROAD STREET
                                                NEWARK, NEW JERSEY 07102-3777

ISSUER NAME AND TICKER OR TRADING SYMBOL:       BOOTS & COOTS INTERNATIONAL WELL
                                                CONTROL, INC. (WEL)

STATEMENT FOR MONTH/DAY/YEAR:                   JULY 3, 2003


EXPLANATION OF RESPONSES:
-------------------------

(1) ON JULY 3, 2003, PRUDENTIAL (AS DEFINED BELOW) CONVERTED 59,872 SHARES OF SERIES E CUMULATIVE SENIOR PREFERRED STOCK OF THE ISSUER ("SERIES E STOCK") ON A ONE-FOR-ONE BASIS PURSUANT TO ITS TERMS INTO 59,872 SHARES OF SERIES F CONVERTIBLE PREFERRED STOCK OF THE ISSUER ("SERIES F STOCK"). THE SERIES F STOCK WAS CONVERTED INTO 13,607,202 SHARES OF COMMON STOCK. PURSUANT TO THE TERMS OF THE SERIES F STOCK, THE AGGREGATE FACE VALUE OF THE SERIES F STOCK, $5,987,200, WAS CONVERTED AT A CONVERSION PRICE OF $0.44 PER SHARE. THE CONVERSION PRICE IS CALCULATED BASED ON A DISCOUNT TO THE TRAILING 90-DAY AVERAGE TRADING PRICE OF THE COMMON STOCK.

(2) THE SECURITIES WHICH ARE THE SUBJECT OF THIS STATEMENT ARE HELD DIRECTLY BY THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("PRUDENTIAL"), AN INDIRECT WHOLLY OWNED SUBSIDIARY OF THE REPORTING PERSON.

(3) ON JULY 3, 2003, PRUDENTIAL EXERCISED WARRANTS TO PURCHASE AN AGGREGATE OF 2,292,798 SHARES OF COMMON STOCK. THE AGGREGATE EXERCISE PRICE, $1,400,900, WAS PAID, PURSUANT TO THE TERMS OF THE WARRANTS, WITH THE SURRENDER OF 14,009 SHARES OF SERIES G CUMULATIVE CONVERTIBLE PREFERRED STOCK, WHICH WAS CREDITED AT ITS FACE VALUE, $1,400,900.

(4) THE TRADING PRICES FOR THE SHARES WERE AS FOLLOWS:

                              NUMBER                    PRICE

                            2,238,800                   $0.40
                              235,800                   $0.41
                               91,900                   $0.42
                         ------------
           TOTAL:           2,566,500